SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                          _______________________

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):

                             February 8, 1999


                        NATIONAL ENERGY GROUP, INC.
            (Exact Name of Registrant as Specified in Charter)

    DELAWARE               0-19136 (COMMON STOCK)            58-1922764
(State of Other       333-9045 (SERIES B SENIOR NOTES)    (I.R.S. Employer
Jurisdiction of      333-38075 (SERIES D SENIOR NOTES)  Identification No.)
 Incorporation)          (Commission File Numbers)

      4925 GREENVILLE AVENUE
      DALLAS, TEXAS                               75206
      (Address of Principal Executive Offices)  (Zip Code)

                              (214) 692-9211
           (Registrant's Telephone Number, Including Area Code)

                              NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)


ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Effective February 8, 1999, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court"), entered an Order for Relief Under Chapter 11 of the Bankruptcy Code (Title 11 of the United States Code) against National Energy Group, Inc. (the "Company") in Case
No. 398-80258-HCA-11 pursuant to an Amended Involuntary Petition for an Order for Relief Under Chapter 11 filed against National Energy Group, Inc. by certain of the Company's 10 3/4% Senior Note Bondholders. Effective as of February 8, 1999 and at the present time, jurisdiction of the Company and its assets and business has been assumed by the Court by leaving the existing directors and officers in possession of the assets and business of the Company but subject to the supervision and orders of the Court.




ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS.

        (c)  Exhibits.

        99.1 Order of Bankruptcy Court Granting Relief on Involuntary Petition (signed February 11, 1999, but effective as of February 8, 1999).


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NATIONAL ENERGY GROUP, INC.



                              By: /s/ Philip D. Devlin
                                  -------------------------------------
                              Name:  Philip D. Devlin
                                      Title:  Vice President, General
                                      Counsel & Secretary

Dated: February 22, 1999


                               EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------

99.1 Order of Bankruptcy Court Granting Relief on Involuntary Petition (signed February 11, 1999, but effective as of February 8, 1999).